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                                                                    Exhibit 99

[GRAPHIC OMITTED]

 NEWS

                                            Contact:
                                            Paul D. Birch
                                            EVP, Finance & Administration
FOR IMMEDIATE RELEASE                       Chief Financial Officer & Treasurer
                                            (781)280-6550
                                            paul_birch@psdi.com

                   PSDI ANNOUNCES BOARD AND MANAGEMENT CHANGES

BEDFORD, Mass. - May 18, 1998 - PSDI (NASDAQ: PSDI) today announced that Mr. Robert L. Daniels was unanimously elected executive Chairman of the Board replacing David Sample who resigned as Chairman, Chief Executive Officer and President of the Company. In addition, Mr. Norman E. Drapeau, Jr. was elected Chief Executive Officer and President. Mr. Paul Birch, Executive Vice President and Chief Financial Officer was elected to the Board of Directors.

PSDI develops, markets and supports applications software used by businesses, government agencies, and other organizations to assist them in maintaining high-value capital assets such as plants, facilities and production equipment. The Company's products are designed to enable customers to reduce downtime, control maintenance expenses, cut spare parts inventories and costs, improve purchasing efficiency, and more effectively deploy productive assets, personnel and other resources.

Based in Bedford, Mass., PSDI markets its products through a direct sales force fwith sales offices throughout the United States, Canada, Argentina, Australia, UK, France, Germany, Hong Kong, India, Japan, Thailand, Sweden, Mexico and the Netherlands, combined with a network of international sales agents.




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